As filed with the Securities and Exchange Commission on June 25, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FRANCHISE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-3561876
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2387 Liberty Way

Virginia Beach, Virginia 23456
(757) 493-8855

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Tiffany McMillan-McWaters, Esq.
Assistant General Counsel
2387 Liberty Way
Virginia Beach, Virginia 23456
(757) 493-8855

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David W. Ghegan, Esq.

Troutman Pepper Hamilton Sanders LLP

600 Peachtree Street, NE

Suite 3000

Atlanta, Georgia 30308

(404) 885-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common stock, $0.01 par value per share
Preferred Stock
Depositary Shares
Warrants
Rights
Units
Debt Securities				—

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee, which will be paid on a pay-as-you-go-basis.

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PROSPECTUS

FRANCHISE GROUP, INC.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

Debt Securities

We may offer and sell from time to time, in one or more offerings, the securities identified above. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus, if required, that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold under this prospectus without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The NASDAQ Global Market, or Nasdaq, under the symbol “FRG”, and our 7.50% Series A Cumulative Perpetual Preferred Stock, or our Series A Preferred Stock, is listed on Nasdaq under the symbol “FRGAP”. On June 24, 2021, the closing price of our common stock was $36.88 and the closing price of our Series A Preferred Stock was $25.95.

See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2021.

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You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus to the “Company,” “Franchise Group,” “we,” “us,” “our” and similar terms refer to Franchise Group, Inc. and its subsidiaries and references in this prospectus to “common stock,” “our common stock,” “shares of common stock” and similar terms refer to shares of common stock of Franchise Group, Inc.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may sell, from time to time, in one or more offerings, the securities described in this prospectus.

Each time we offer and sell securities using this prospectus, we will provide a supplement to this prospectus, if required, that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations, financial performance, and condition, as well as our plans, objectives, and expectations for our business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, projections about our business and the industry in which we operate, and our management’s beliefs and assumptions. They are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may turn out to be inaccurate or could cause our actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 26, 2020 and other filings with the SEC, including:

•	the uncertainty of the future impact of the COVID-19 pandemic and public health measures on our business and results of operations, including uncertainties surrounding the physical and financial health of our customers, the ability of government assistance programs available to individuals, households and businesses to support consumer spending, levels of foot traffic in our stores, changes in customer demand for our products and services, possible disruptions in our supply chain or sources of supply, potential future temporary store closures due to government mandates and whether we will have the governmental approvals, personnel and sources of supply to be able to keep our stores open;

•	our plans and expectations in response to the COVID-19 pandemic, including increased expenses for potential higher wages and bonuses paid to associates and the cost of personal protective equipment and additional cleaning supplies and protocols for the safety of our associates, and expected delays in new store openings and cost reduction initiatives (including our ability to effectively obtain lease concessions with landlords);

•	the effect of steps we take in response to the COVID-19 pandemic, the severity and duration of the pandemic, new variants of COVID-19 that have emerged, and the speed and efficacy of vaccine and treatment developments, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein and in our other filings with the SEC;

•	potential regulatory actions relating to the COVID-19 pandemic;

•	the impact of the COVID-19 pandemic and the related government mitigation efforts on our business and our financial results;

•	the possibility that any of the anticipated benefits of our acquisitions will not be realized or will not be realized within the expected time period, our businesses and our acquisitions may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, revenues following our acquisitions may be lower than expected or completing the sale of our Liberty Tax business on the expected timeframe may be more difficult, time-consuming or costly than expected;

•	our inability to grow on a sustainable basis;

•	changes in operating costs, including employee compensation and benefits;

•	the seasonality of certain of our business segments;

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•	departures of key executives or directors;

•	our ability to attract additional talent to our senior management team;

•	our ability to maintain an active trading market for our common stock on Nasdaq;

•	our inability to secure reliable sources of the tax settlement products we make available to our customers;

•	our ability to comply with the terms of our settlement with the Department of Justice and the Internal Revenue Service;

•	government initiatives that simplify tax return preparation, improve the timing and efficiency of processing tax returns, limit payments to tax preparers, or decrease the number of tax returns filed or the size of the refunds;

•	government initiatives to prepopulate income tax returns;

•	the effect of regulation of the products and services that we offer, including changes in laws and regulations and the costs and administrative burdens associated with complying with such laws and regulations;

•	the possible characterization of refund transfers as a form of loan or extension of credit;

•	changes in the tax settlement products offered to our customers that make our services less attractive to customers or more costly to us;

•	our ability to maintain relationships with our third-party product and service providers;

•	our ability to offer merchandise and services that our customers demand;

•	our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities;

•	competitive conditions in the retail industry and tax preparation market;

•	the performance of our products within the prevailing retail industry;

•	worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, change in consumer confidence, tastes, preferences and spending, and changes in vendor relationships;

•	the risk that natural disasters, public health crises, political uprisings, uncertainty or unrest, or other catastrophic events could adversely affect our operations and financial results, including the impact of the COVID-19 pandemic on manufacturing operations and our supply chain, customer traffic and our operations in general;

•	disruption of manufacturing, warehouse or distribution facilities or information systems;

•	the continued reduction of our competitors’ promotional pricing on new-in-box appliances, potentially adversely impacting our sales of out-of-box appliances and associated margin;

•	any potential non-compliance, fraud or other misconduct by our franchisees or employees;

•	our ability and the ability of our franchisees to comply with legal and regulatory requirements;

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•	failures by our franchisees and their employees to comply with their contractual obligations to us and with laws and regulations, to the extent these failures affect our reputation or subject us to legal risk;

•	the ability of our franchisees to open new territories and operate them successfully;

•	the availability of suitable store locations at appropriate lease terms;

•	the ability of our franchisees to generate sufficient revenue to repay their indebtedness to us;

•	our ability to manage Company-owned stores;

•	our exposure to litigation and any governmental investigations;

•	our ability and our franchisees’ ability to protect customers’ personal information, including from a cyber-security incident;

•	the impact of identity-theft concerns on customer attitudes toward our services;

•	our ability to access the credit markets and satisfy our covenants to lenders;

•	challenges in deploying accurate tax software in a timely way each tax season;

•	delays in the commencement of the tax season attributable to Congressional action affecting tax matters and the resulting inability of federal and state tax agencies to accept tax returns on a timely basis or other changes that have the effect of delaying the tax refund cycle;

•	the effect of federal and state legislation that affects the demand for paid tax preparation, such as the Affordable Care Act and potential immigration reform;

•	our reliance on technology systems and electronic communications;

•	our ability to effectively deploy software in a timely manner and with all the features our customers require;

•	the impact of any acquisitions or dispositions, including our ability to integrate acquisitions and capitalize on their anticipated synergies; and

•	other factors, including the risk factors discussed in this prospectus.

You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date hereof. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

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THE COMPANY

We are an owner and operator of franchised and franchisable businesses that continually looks to grow our portfolio of brands while utilizing our operating and capital allocation philosophies to generate strong cash flows. We have a diversified and growing portfolio of highly recognized brands that compete in the U.S. and Canada. Our asset-light business model is designed to generate consistent, recurring revenue and strong operating margins and requires limited maintenance capital expenditures. As a multi-brand operator, we continually look to diversify and grow our portfolio of brands either through acquisition or organic brand development. Our acquisition strategy typically targets businesses that are highly cash flow generative with compelling unit economics that can be scaled by adding franchise and company-owned units, or that can be restructured to enhance performance and value to Franchise Group. We strive to create value for our stockholders by generating free cash flow and capital-efficient growth across economic cycles.

Our business lines include American Freight Group, Inc. (“American Freight”), The Vitamin Shoppe (“Vitamin Shoppe”), Pet Supplies Plus (“Pet Supplies Plus”) and Buddy’s Home Furnishings (“Buddy's”). Each of our companies has its own management team with significant experience in its respective industry. Additionally, we offer each of our brands a shared services platform that allows us to drive economies of scale and efficiencies. We believe our platform enables our portfolio of brands to be stronger together than they are apart.

Our Brands

Our Vitamin Shoppe segment is an omni-channel specialty retailer of vitamins, minerals, herbs, specialty supplements, sports nutrition and other health and wellness products. Our American Freight segment is a retail chain offering in-store and online access to furniture, mattresses, new and out-of-box home appliances and home accessories at discount prices. Our Pet Supplies Plus segment is a franchisor and retailer in the pet industry that provides a broad selection of products (food, treats, hard good and other products) and services to customers in owned and franchised locations. Our Buddy's segment is a specialty retailer of high quality, name brand consumer electronic, residential furniture, appliances and household accessories through rent-to-own agreements.

Recent Developments

On February 21, 2021, we entered into a purchase agreement (the “Purchase Agreement”) with NextPoint Acquisition Corp. (“NextPoint”) to sell our Liberty Tax business for a purchase price of at least $243 million. The purchase price consists of $182 million in cash and at least 51,000 proportional voting shares of NextPoint, which are convertible into NextPoint common shares at a ratio of 100 common shares to one proportional voting share. In connection with the Purchase Agreement, the parties also agreed to enter into a transition services agreement pursuant to which both parties will provide certain transition services to each other. The closing of the transaction is anticipated to occur in the second quarter of fiscal 2021.

Impact of COVID-19

The COVID-19 pandemic has affected, and likely will continue to affect, our financial condition and results of operations for the foreseeable future. In most states, during 2020, our businesses were deemed essential and, therefore, the majority of our stores remained open during the pandemic. The highest number of temporary store closures we experienced due to the COVID-19 pandemic was approximately 240 stores during the second quarter of 2020. As of March 27, 2021, and June 24, 2021, none of our stores were closed due to the COVID-19 pandemic; however, we cannot predict whether our stores will remain open if the COVID-19 pandemic worsens and states and localities issue new restrictions.

We have seen disruptions in our supply chain due to the COVID-19 pandemic, primarily in our American Freight and Buddy's segments. Despite furniture and mattress supply constraints, we have been able to source enough product to open new stores and replenish existing stores. The supply chain disruption has also reduced the supply of new appliances, which in turn directly impacts the availability of “as-is” merchandise. We expect the availability of furniture and mattresses to improve during the year and the recovery of appliance availability to extend into next year.

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While we have not experienced a significant negative impact on our sales and profitability due to the COVID-19 pandemic, if the pandemic worsens we could see negative impacts to our business and financial results. We could experience weakening demand for our products and services, difficulty operating our and franchisees' store locations and disruptions in our supply chain. As events are continuously changing, we are unable to accurately predict the impact that the COVID-19 pandemic will have on our results of operations; however, we are actively managing our business to respond to the impact.

Additional Information

Our principal executive offices are located at 2387 Liberty Way, Virginia Beach, Virginia 23456. Our telephone number is (757) 493-8855. Our website address is www.franchisegrp.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into such reports and this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

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USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, future acquisitions, the repayment of outstanding indebtedness, capital expenditures and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and certain terms of our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Certificate of Designation of our Voting Non-Economic Preferred Stock (the “Voting Non-Economic Preferred Stock”), as amended, and, together with that certain Certificate of Increase, dated September 30, 2019 (the “Voting Non-Economic Preferred Certificate of Designation”), the Certificate of Designation of our Series A Preferred Stock, as amended, and, together with that certain Certificate of Increase, dated January 15, 2021 (the “Series A Preferred Certificate of Designation”), our Second Amended and Restated Bylaws (the “Bylaws”), that certain Registration Rights Agreement, dated July 10, 2019, as amended as of September 30, 2019, October 23, 2019 and December 16, 2019, between us and certain of our investors listed on Schedule I thereto (the “Vintage Registration Rights Agreement”), that certain Registration Rights Agreement, dated February 14, 2020, between us and Kayne FRG Holdings, L.P. (the “Kayne Registration Rights Agreement” and, together with the Vintage Registration Rights Agreement, the “Registration Rights Agreements”) and that certain First Amended and Restated Limited Liability Agreement of New Holdco, dated as of July 10, 2019, by and among New Holdco and its members, as amended, restated or otherwise modified from time to time (the “New Holdco LLC Agreement”). This discussion summarizes the material features of our capital stock but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital. The descriptions herein are qualified in their entirety by reference to our Certificate of Incorporation, Voting Non-Economic Preferred Certificate of Designation, Series A Preferred Certificate of Designation, Bylaws and Registration Rights Agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our current authorized capital stock consists of 180,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 1,886,667 shares are designated as shares of Voting Non-Economic Preferred Stock and 4,800,000 shares are designated as Series A Preferred Stock. As of June 18, 2021, we had outstanding 40,208,565 shares of common stock, no shares of Voting Non-Economic Preferred Stock and 4,541,125 shares of Series A Preferred Stock.

Certain of the common units (“New Holdco Units”) of Franchise Group New Holdco, LLC (“New Holdco”) issued under that certain New Holdco LLC Agreement were, together with one-fifth of a share of Voting Non-Economic Preferred Stock, redeemable in exchange for one share of our common stock after an initial six-month lockup period following their issuance, which has expired. As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).

Common Stock

Dividends and Distributions. Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of shares of our common stock are entitled to share equally, on a per share basis, in dividends and other distributions of cash, property or shares of our stock as may be declared by our board of directors with respect to the shares of common stock out of our assets or funds legally available for dividends.

Liquidation. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, the holders of shares of our common stock are entitled to share equally, on a per share basis, in all assets of the Company of whatever kind available for distribution after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of Preferred Stock.

Voting Rights. Each holder of shares of our common stock is entitled to one vote for each share of common stock held of record as of the applicable record date on any matter submitted to a vote of our stockholders.

Fundamental Transactions. In connection with certain fundamental transactions, all holders of shares of our common stock are entitled to receive consideration in the same form and of the same kind and amount, calculated on a per share basis.

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Related Person Transactions. Certain transactions with persons owning 20% or more of our outstanding shares of common stock are subject to (i) the approval of 66-2/3% of the voting power of our capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements.

Voting Non-Economic Preferred Stock

Liquidation. The Voting Non-Economic Preferred Stock has no economic rights other than to receive $0.01 per share of Voting Non-Economic Preferred Stock upon the liquidation, dissolution or winding up of the Company prior to any distribution of assets to holders of our common stock or any other class of our shares of capital stock ranking junior to the Voting Non-Economic Preferred Stock in connection with such liquidation, dissolution or winding up of the Company. As a result, there are no restrictions on the repurchase or redemption of shares of Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments.

Voting Rights. With respect to all meetings of our stockholders at which the holders of our shares of common stock are entitled to vote and with respect to any written consent sought by us or any other person from the holders of our shares of common stock, the holders of Voting Non-Economic Preferred Stock will vote together with the holders of shares of our common stock as a single class, except as otherwise required under non-waivable provisions of the Delaware General Corporation Law (the “DGCL”), and the holders of Voting Non-Economic Preferred Stock are entitled to cast five votes per share of Voting Non-Economic Preferred Stock held on any such matter. Until the date on which no shares of Voting Non-Economic Preferred Stock are outstanding, we are prohibited, without the prior affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Voting Non-Economic Preferred Stock, from changing, amending, altering or repealing any provision of the Certificate of Incorporation or the Bylaws, whether by merger, consolidation or otherwise, or creating a new series of Preferred Stock or issuing any other securities, in each case to the extent any such action would have a material and disproportionate adverse effect on the voting rights of the holders of Voting Non-Economic Preferred Stock relative to the voting rights of the holders of shares of our common stock. As no shares of Voting Non-Economic Preferred Stock are currently outstanding, the consent requirements described in the immediately preceding sentence are not currently in effect.

Redemption and Exchange. One-fifth of a share of Voting Non-Economic Preferred Stock held by certain holders thereof, together with one New Holdco Unit held by such holders, was redeemable at the election of such holders, following the expiration of an initial six-month lockup period following their issuance, which has expired, in exchange for one share of our common stock in accordance with the Voting Non-Economic Preferred Certificate of Designation and the New Holdco LLC Agreement. Under certain circumstances as provided in the New Holdco LLC Agreement and the Voting Non-Economic Preferred Certificate of Designation (e.g., a change of control), we had the right to require New Holdco Units and shares of Voting Non-Economic Preferred Stock held by certain holders to be redeemed in exchange for shares of our common stock as further described above. As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).

Transfer Restrictions. Subject to certain exceptions set forth in the New Holdco LLC Agreement, Voting Non-Economic Preferred Stock may not have been transferred, in whole or in part, by any holder directly or indirectly without our prior written consent. To the extent that certain holders of New Holdco Units transferred any of their New Holdco Units in accordance with the New Holdco LLC Agreement, such holders were required to transfer one-fifth of a share of Voting Non-Economic Preferred Stock held by such holders for each such New Holdco Unit transferred, to the same transferee of such New Holdco Unit.

Series A Preferred Stock

Ranking. The Series A Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution or winding-up:

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1)	Senior to all classes or series of common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock;

2)	On parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock;

3)	Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and

4)	Effectively junior to all of our existing and future indebtedness (including indebtedness convertible into common stock or Preferred Stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends. Holders of Series A Preferred Stock are entitled to receive, when and as declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.50% of the $25.00 liquidation preference per year (equivalent to $1.875 per year). Dividends are payable quarterly in arrears on or about the 15th day of January, April, July and October; provided that if any dividend payment date is not a business day, as defined in the Series A Preferred Certificate of Designation, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day.

Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our board of directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the dividend payment date.

Our board of directors will not authorize, pay or set apart for payment by us any dividend on the Series A Preferred Stock at any time that:

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

•	the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

•	the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock accumulate whether or not:

•	the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

•	we have earnings;

•	there are funds legally available for the payment of the dividends; and

•	the dividends are authorized.

No interest, or sums in lieu of interest, is payable in respect of any dividend payment or payments on the Series A Preferred Stock, which may be in arrears, and holders of the Series A Preferred Stock are not entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.

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We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.

Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock.

If, upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets.

Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute the liquidation, dissolution or winding up of the Company. The Series A Preferred Stock ranks senior to the common stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series A Preferred Stock.

Optional Redemption. The Series A Preferred Stock is not redeemable prior to September 18, 2025, except under the circumstances described below. On or after September 18, 2025, the Series A Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below.

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If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.

In the event we elect to redeem Series A Preferred Stock, notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice will notify the holder of the election to redeem the shares and will state at least the following:

•	the date fixed for redemption thereof, which is referred to as the Redemption Date;

•	the redemption price;

•	the number of shares of Series A Preferred Stock a to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

•	the place(s) where holders may surrender certificates, if any, evidencing the Series A Preferred Stock for payment; and

•	that dividends on the shares of Series A Preferred Stock will cease to accumulate on the date prior to the Redemption Date.

On or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed that holds a certificate other than through The Depository Trust Company book entry described below must present and surrender the certificates evidencing the shares of Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

From and after the Redemption Date (unless we default in payment of the redemption price):

•	all dividends on the shares designated for redemption in the notice will cease to accumulate;

•	all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate; and

•	the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

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Notwithstanding the foregoing, for at least five years after January 15, 2021, we have elected not to redeem the 3,291,125 shares of the Series A Preferred Stock issued on January 15, 2021 (except in the case of a redemption following the occurrence of a Delisting Event or a Change of Control as described below).

Special Optional Redemption. During any period of time (whether before or after September 18, 2025) that both (i) the Series A Preferred Stock are no longer listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (the “NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but any Series A Preferred Stock is still outstanding (referred to collectively as a “Delisting Event”), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).

If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above or our special optional redemption), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights” in respect of their shares called for redemption.

We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption, no fewer than 30 days nor more than 60 days before the redemption date. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

•	the redemption date;

•	the redemption price;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the place(s) where holders may surrender certificates, if any, evidencing the Series A Preferred Stock for payment;

•	that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

•	that the holders Series A Preferred Stock to which the notice relates will not be able to convert such shares of Series A Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

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•	that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate on the date prior to the redemption date.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of all of our shares entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each record holder of Series A Preferred Stock will also specify the number of shares of Series A Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.

If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the shares of Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accumulate on the Series A Preferred Stock and all other rights of the holders of those shares of Series A Preferred Stock will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares of Series A Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).

The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series A Preferred Stock.

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Conversion Rights. Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder Series A Preferred Stock has the right (unless, prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, we have provided or provides notice of our election to redeem the Series A Preferred Stock as described above under “— Optional Redemption” or “— Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock, or the “Common Stock Conversion Consideration,” equal to the lesser of:

•	the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	1.9608 (i.e., the Share Cap), subject to certain adjustments.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of common stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.

We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of Series A Preferred Stock the cash value of such fractional shares in lieu of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

•	the events constituting the Delisting Event or Change of Control, as applicable;

•	the date of the Delisting Event or Change of Control, as applicable;

•	the last date on which the holders of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

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•	the method and period for calculating the Common Stock Price;

•	the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

•	that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert the Series A Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

•	if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series A Preferred Stock;

•	the name and address of the paying agent and the conversion agent;

•	the procedures that the holders of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

•	the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series A Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the certificates, if any, evidencing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of shares of Series A Preferred Stock held in global form, comply with the applicable procedures of The Depository Trust Company. The conversion notice must state:

•	the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series A Preferred Stock; and

•	the number of shares of Series A Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of the our common stock is other than solely cash (x) the average of the closing prices for the common stock on the principal U.S. securities exchange on which the common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for the common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if the common stock is not then listed for trading on a U.S. securities exchange.

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The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of the common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (in whole or in part), by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

•	the number of withdrawn shares of Series A Preferred Stock;

•	if certificated shares of Series A Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series A Preferred Stock; and

•	the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into common stock.

The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us.

The Series A Preferred Stock are not convertible into or exchangeable for any other securities or property, except as provided above.

Limited Voting Rights. Except as described below, holders of Series A Preferred Stock generally have no voting rights. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series A Preferred Stock is entitled to one vote.

If dividends on the Series A Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class, and are exercisable, voting together as a single class, are entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of Preferred Stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on out board of directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series A Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.

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In addition, so long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of parity preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class):

•	authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•	amend, alter or repeal the provisions of our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share of the Series A Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required.

The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:

•	any increase in the amount of our authorized common stock or Preferred Stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series A Preferred Stock; or

•	the amendment, alteration or repeal or change of any provision of our articles of incorporation, including the Series A Preferred Certificate of Designation, as a result of a merger, consolidation, reorganization or other business combination, if the Series A Preferred Stock (or shares into which the Series A Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

No maturity, sinking fund or mandatory redemption. The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into common stock. The Series A Preferred Stock is not subject to any sinking fund.

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Other Preferred Stock

Our board of directors may in the future, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 13,313,333 shares of Preferred Stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which could adversely affect the rights of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of additional Preferred Stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any additional shares of Preferred Stock.

Registration Rights

We are party to the Registration Rights Agreements with certain of our investors granting such investors certain registration rights applicable to certain shares of our common stock as set forth below. The registration of shares of our common stock pursuant to the exercise of the registration rights described below would enable the holders of these shares to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay certain of the registration expenses of the Vintage Registrable Shares and the Kayne Registrable Shares registered pursuant to the Form S-3, demand and piggyback registrations described below.

Form S-3 Registration. Pursuant to the Vintage Registration Rights Agreement, on or before January 31, 2020, we were required to register the shares of common stock held by certain of our investors (the “Vintage Registrable Shares”) on a “shelf” registration statement on Form S-1 or Form S-3 if we were eligible to do so at such time and we are required to maintain the effectiveness of such registration statement until no Vintage Registrable Shares remain.

Pursuant to the Kayne Registration Rights Agreement, on or before the expiration of a six-month lockup period applicable to the Kayne Registrable Shares pursuant to the Kayne Subscription Agreement, we are required to register the Kayne Registrable Shares on a “shelf” registration statement on Form S-1 or Form S-3 if we are eligible to do so at such time, except to the extent we have an existing shelf registration statement covering the Kayne Registrable Shares which may be used for the purposes contemplated in the Kayne Registration Rights Agreement, and to maintain the effectiveness of such registration statement until no Kayne Registrable Shares remain. The “Kayne Registrable Shares”, together with the Vintage Registrable Shares, are herein referred to as the “Registrable Shares”.

On February 7, 2020, in connection with our repurchases of The Vitamin Shoppe, Inc.’s outstanding 2.25% Convertible Senior Notes due 2020 (the “VSI Convertible Notes”), certain investors (collectively, the “Investors”) provided us with equity financing in order for Valor Acquisition, LLC, our subsidiary, to fund the repurchase or redemption of the VSI Convertible Notes and to make interest payments on the VSI Convertible Notes that were not so repurchased or redeemed until their maturity and to also fund our general, working capital and cash needs through purchases of shares (the “Investor Shares”) of our common stock (the “Equity Financing”). In connection with the Equity Financing, we agreed to provide the Investors certain registration rights applicable to the Investor Shares. On May 21, 2020, we filed a Registration Statement on Form S-3 (File No. 236211) in order to comply with our registration obligations under each of the Registration Rights Agreements and our registration obligations in connection with the Equity Financing, and such Registration Statement was declared effective on June 22, 2020.

Demand Registration Rights. Pursuant to the Vintage Registration Rights Agreement, certain holders of share of our common stock are entitled to certain demand registration rights. During a period in which a shelf registration statement covering the Vintage Registrable Shares is effective, if any of Tributum, L.P., Vintage Tributum, L.P., Vintage Capital Management, LLC, Samjor Family LP, Vintage RTO, L.P., Stefac LP, Brian Kahn and Lauren Kahn, as tenants by the entirety, and B. Riley FBR, Inc., or certain of their respective affiliates (each, a “Vintage Group Member”) holding any Vintage Registrable Shares delivers notice to us stating that it and/or one or more other holders of Vintage Registrable Shares (such Vintage Group Member, together with such other holders, the “Participating Investors”) intend(s) to effect an underwritten public offering of all or part of its or their Vintage Registrable Shares included on the shelf registration statement (a “Demand Underwritten Offering”), we are required to use our reasonable best efforts to amend or supplement the shelf registration statement or related prospectus as may be necessary in order to enable such Vintage Registrable Shares to be distributed pursuant to the Demand Underwritten Offering. The holders of Vintage Registrable Shares are only entitled to offer and sell their Vintage Registrable Shares pursuant to a Demand Underwritten Offering if the aggregate amount of Vintage Registrable Shares to be offered and sold in such offering by the Participating Investors is reasonably expected to result in aggregate gross proceeds (based on the current market price of the number of Vintage Registrable Shares to be sold) of not less than $25 million.

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Piggyback Registration Rights. In the event that we propose to publicly sell or register for sale any of our securities in an underwritten offering pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-8 or on Form S-4) (a “Piggyback Registration”), we are required to give prompt written notice to the holders of Registrable Securities of our intention to effect such sale or registration and, subject to certain exceptions, are required to include in such transaction all Registrable Shares with respect to which we have received a written request from any holder of Registrable Shares or inclusion therein within ten business days after the receipt of our notice.

Certificate of Incorporation and Bylaws

Certain provisions of the DGCL and our Certificate of Incorporation and Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions are designed in part to allow management to continue making decisions for the long-term best interest of Franchise Group and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors.

Our Bylaws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. The advance notice provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock in our Certificate of Incorporation makes it possible for our board of directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change our control. Our Certificate of Incorporation also provides that certain transactions with persons owning 20% or more of our outstanding common stock are subject to (i) the approval of 66-2/3% of the voting power of our capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements. Finally, our Bylaws specify that special meetings of our stockholders can be called only by our board of directors, the Chair of our board of directors, or holders of at least 20% of the shares that will be entitled to vote on the matters presented at such special meeting, which restricts the ability of our stockholders to meet and act outside of regularly scheduled meetings of our board of directors, adding delay to attempts to change our control.

Our Certificate of Incorporation does not give stockholders the right to cumulative voting in the election of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on the board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors or influence our board of directors’ decision regarding a takeover.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. They are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. In addition, these provisions are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the value of our stock that could result from actual or rumored takeover attempts.

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Section 203 of the Delaware General Corporation Law

We have elected not to be governed by Section 203 of the DGCL (“Section 203”). Section 203 regulates corporate acquisitions and provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder unless:

•	prior to such time, the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the corporation’s outstanding voting stock at the time the transaction commenced, other than statutorily excluded shares; or

•	at or after the time a person became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

The term “business combination” is defined to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.

Limitations of Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

•	for breach of the duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.

The Certificate of Incorporation and Bylaws provide that we indemnify our directors and officers to the fullest extent permitted by law. The limitation of liability and indemnification provisions in the Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Exclusive Forum

The Certificate of Incorporation provides that unless we otherwise determine, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws, or any action asserting a claim against us governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with us and our directors, officers or other employees.

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The exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

Authorized but Unissued Shares

Our authorized but unissued shares of our common stock and Preferred Stock will be available for future issuance and such future issuance may not require stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, employee benefit plans and rights plans. The existence of authorized but unissued shares of our common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock, Voting Non-Economic Preferred Stock and Series A Preferred Stock is EQ Shareowner Services.

Listing of Securities

Our common stock is listed on Nasdaq under the symbol “FRG.”

The Series A Preferred Stock is listed on Nasdaq under the symbol “FRGAP.”

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DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary shares representing fractional interests in shares of our Preferred Stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, the terms described below will be deemed to have been superseded by that prospectus supplement. You should read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of our Preferred Stock represented by the depositary shares, we will deposit the shares of such Preferred Stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the terms of the depositary shares offered thereby.

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DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the number of shares common stock or preferred stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	if applicable, a discussion of certain federal U.S. income tax considerations; and

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•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

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DESCRIPTION OF RIGHTS

The following is a general description of the rights we may offer from time to time. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the exercise price for the rights;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

•	the number of rights issued to each stockholder and the number of rights outstanding, if any;

•	the extent to which the rights are transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

•	anti-dilution provisions of the rights, if any; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.

We may issue units comprised of common stock, preferred stock, warrants or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Franchise Group, Inc., a Delaware corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any secured debt or other secured obligations will be effectively senior to the debt securities of any series to the extent of the value of the assets securing such debt or other obligations.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. The indenture will not limit the amount of debt securities that we may issue. The indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable prospectus supplement and/or free writing prospectus will describe any additional or different terms of the debt securities being offered, including, without limitation, the following, as applicable:

•	the title and type of the debt securities;

•	the ranking of the debt securities, including whether the debt securities will be senior or subordinated debt securities, and the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, including any redemption dates, prices, obligations and restrictions on the debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.” We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

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A holder may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services to the holders without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate.

Certain Terms of the Debt Securities

Covenants. We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

•	we are the surviving corporation or the successor entity assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. The following are events of default under the indenture for any series of debt securities:

•	failure to pay interest on any debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

•	failure to pay principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•	default in the performance of or breach of any of our covenants or agreements in the indenture applicable to debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary, and, in the case of an order or decree in an involuntary proceeding, such order or decree remains unstayed and in effect for a period of 90 days; and

•	any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

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No event of default with respect to a particular series of debt securities, except as noted in the subsequent paragraph, necessarily constitutes an event of default with respect to any other series of debt securities.

If an event of default other than an event of default specified in the fourth bullet point immediately above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point immediately above occurs and is continuing, the entire principal amount of and accrued interest on each series of debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the indenture, the holders of a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

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These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of and interest on such debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.

The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all debt securities of such series outstanding under the indenture;

•	we deliver to the trustee for cancellation all debt securities of any series theretofore authenticated (other than securities that have been destroyed, lost or stolen); or

•	all debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•	We deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•	We deliver to the trustee a legal opinion of our counsel confirming there was a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. The holders could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, the holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•	We must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we accomplish covenant defeasance, the holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, the holders may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

•	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the indenture;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the debt securities of any series;

•	to establish the form or forms or terms of the debt securities as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

•	to make any change to the debt securities of any series so long as no debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any debt securities of such series;

•	reduces the principal amount of on any debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any debt securities of such series;

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•	reduces the amount payable upon the redemption of any debt securities of such series;

•	changes the currency of payment of principal of or interest on any debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives a default in the payment of principal of or interest on the debt securities;

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor;

•	modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

•	reduces the above-stated percentage of outstanding debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Shareholders, Officers, and Directors. The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee. The indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by, and construed in accordance with, the internal laws of the State of New York.

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PLAN OF DISTRIBUTION

We may offer and sell the applicable securities described in this prospectus and the accompanying registration statement from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, through underwriters or dealers, through agents and/or directly or other methods to one or more purchasers.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold by us pursuant to this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

Sales of the securities may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The securities described in this prospectus and the accompanying registration statement may be offered, sold or distributed from time to time in one more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by the Company pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters, broker-dealers or agents;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, we may engage broker-dealers or agents, who may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us in amounts to be negotiated immediately prior to the sale.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each time we offer and sell securities using this prospectus, a prospectus supplement will be provided that will describe the terms of the offering of the securities, including:

•	the name or names of agents, dealers or underwriters, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any market on which the securities may be listed.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively. Unless otherwise specified in the applicable prospectus supplement, each class or series of our securities issued hereunder will be a new issue with no established trading market, other than our common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

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LEGAL MATTERS

The validity of the securities offered by us has been passed upon for us by Troutman Pepper Hamilton Sanders LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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EXPERTS

The financial statements as of December 26, 2020 and December 28, 2019, and for the fiscal year ended December 26, 2020 and transition period ended December 28, 2019, incorporated by reference in this prospectus, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated balance sheets of the Company as of April 30, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2019, and the related notes, and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2019 have been incorporated by reference herein in reliance upon the reports of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of April 30, 2019, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of April 30, 2019, because the control environment, risk assessment, control activities, information and communication, and monitoring controls were not effective.

On October 1, 2019, based on the recommendation of the Audit Committee, the Company’s Board of Directors approved a change in the Company’s fiscal year end from April 30 to the Saturday closest to December 31 of each year, effective immediately.

The consolidated financial statements of Pet Supplies Plus LLC and Subsidiaries at January 2, 2021 and December 28, 2019, and for each of the fiscal years then ended, incorporated by reference in this prospectus and the registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Our website address is www.franchisegrp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the SEC on March 10, 2021 (File No. 001-35588);

•	our Quarterly Report on Form 10-Q for the quarter ended March 27, 2021, filed with the SEC on May 6, 2021 (File No. 001-35588);

•	our Current Reports on Form 8-K, filed with the SEC on January 15, 2021, January 28, 2021, February 22, 2021, March 8, 2021, March 15, 2021, as amended on April 6, 2021 and June 25, 2021, and June 25, 2021 (File No. 001-35588); and

•	the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-35588), filed with the SEC on November 13, 2019, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 26, 2020, filed with the SEC on March 10, 2021 (File No. 001-35588).

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:

Franchise Group, Inc.
2387 Liberty Way
Virginia Beach, Virginia 23456
(757) 493-8855

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PART II
Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

Amount
SEC registration fee	$	*
FINRA fees		**
Trustee’s fees		**
Printing expenses		**
Rating agency fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Miscellaneous		**
Total	$	**

*	The registrant is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are offered under this registration statement pursuant to a prospectus supplement.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15.	Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that, except to the extent prohibited by the DGCL, our directors shall not be liable to us or our stockholders for monetary damages for any breach of fiduciary duty as our directors. Under the DGCL, the directors have a fiduciary duty to us, which is not eliminated by these provisions of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL (which covers liability with respect to the unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our Certificate of Incorporation and Bylaws provide that we may indemnify and hold harmless, to the fullest extent permitted by applicable law, as may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of us or is or was serving at our request as a director, officer, manager, employee or agent of another company or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

Item 16.	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

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2.1†	Agreement of Merger and Business Combination Agreement dated as of July 10, 2019, among Liberty Tax, Inc., Buddy’s Newco, LLC, Franchise Group New Holdco, LLC, Franchise Group B Merger Sub, LLC, and Vintage RTO, L.P. (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on July 11, 2019).
2.2†	Agreement and Plan of Merger, dated as of August 7, 2019, by and among Liberty Tax, Inc., Vitamin Shoppe, Inc. and Valor Acquisition, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on August 8, 2019).
2.2.1	First Amendment to Agreement and Plan of Merger, dated November 11, 2019, by and among Franchise Group, Inc., Vitamin Shoppe, Inc. and Valor Acquisition, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on November 12, 2019).
2.3†	Equity and Asset Purchase Agreement, dated as of August 27, 2019, by and between Sears Hometown Outlet Stores, Inc., Franchise Group Newco S, LLC and solely for purposes of Section 10.17 thereto, Franchise Group, Inc. (f/k/a Liberty Tax, Inc.) (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on August 28, 2019).
2.4†	Asset Purchase Agreement, dated as of December 16, 2019, by and among Franchise Group Newco R, LLC, the sellers listed on Schedule I thereto, and Revolution Financial, Inc. as the representative of the sellers (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on December 17, 2019).
2.4.1†	Amendment No. 1, dated as of March 12, 2020, to Asset Purchase Agreement, dated as of December 16, 2019, by and among Franchise Group Newco R, LLC, the sellers listed on Schedule I thereto, and Revolution Financial, Inc. as the representative of the sellers (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on March 12, 2020).
2.4.2	Mutual Termination Agreement, dated as of March 31, 2020, by and among Franchise Group Newco R, LLC, the sellers listed on Schedule I thereto, and Revolution Financial, Inc. as the representative of the sellers (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on April 3, 2020).
2.5†	Agreement and Plan of Merger, dated as of December 28, 2019, by and among Franchise Group Newco Intermediate AF, LLC, American Freight Group, Inc., Franchise Group Merger Sub AF, Inc., and The Jordan Company, L.P., solely in its capacity as representative for the Fully-Diluted Stockholders (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on December 30, 2019).
2.5.1†	Amendment to Agreement and Plan of Merger, dated as of February 14, 2020, by and among American Freight Group, Inc., Franchise Group Newco Intermediate AF, LLC and The Jordan Company, L.P., solely in its capacity as representative for the Fully-Diluted Stockholders (as defined in the Merger Agreement) (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on February 18, 2020).
2.6†	Membership Interest Purchase Agreement, by and between NextPoint Acquisition Corp. and Franchise Group Intermediate L, LLC, dated as of February 21, 2021 (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on February 22, 2021).
2.7†	Amended and Restated Equity Purchase Agreement, dated as of March 3, 2021, by and among Franchise Group Newco PSP, LLC, PSP Holdings, LLC, Sentinel Capital Partners VI-A, L.P., Sentinel PSP Blocker, Inc., PSP Midco, LLC, PSP Intermediate, LLC, Sentinel Capital Partners, L.L.C., solely for purposes of agreeing to the covenants set forth in Section 6.8 and Section 6.9 thereof, PSP Midco Holdings, LLC, and Franchise Group, Inc., solely for purposes of agreeing to the covenants set forth in Section 10.19 thereof (incorporated by reference to Exhibit 2.1 to Form 8-K, File No. 001-35588 filed on March 8, 2021).
3.1	Second Amended and Restated Certificate of Incorporation of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on December 19, 2018).
3.1.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on September 19, 2019).
3.1.2	Certificate of Designation of the Voting Non-Economic Preferred Stock of Liberty Tax, Inc. filed with the Secretary of State of the State of Delaware July 10, 2019 (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on July 10, 2019).

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3.1.3	Certificate of Increase of the Number of Shares of Voting Non-Economic Preferred Stock of Franchise Group, Inc., filed with the Secretary of State of the State of Delaware on September 30, 2019 (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on October 1, 2019).
3.1.4	Certificate of Designation designating the 7.50% Series A Cumulative Perpetual Preferred Stock of Franchise Group, Inc. (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed September 18, 2020).
3.1.5	Certificate of Increase of the Number of Shares of 7.50% Series A Cumulative Perpetual Preferred Stock of Franchise Group, Inc., filed with the Secretary of State of the State of Delaware on January 15, 2021 (incorporated by reference to Exhibit 3.1 to Form 8-K, File No. 001-35588 filed on January 15, 2021).
3.2	Second Amended and Restated Bylaws of Liberty Tax, Inc. (incorporated by reference to Exhibit 3.2 to Form 8-K, File No. 001-35588 filed on July 15, 2014).
4.1	Specimen Common Stock Certificate of Franchise Group, Inc. (incorporated by reference to Exhibit 4.22 to Form S-3, File No. 333-236211 filed on May 21, 2020).
4.2*	Form of Specimen Preferred Stock Certificate of Franchise Group, Inc.
4.3*	Form of Deposit Agreement
4.4*	Form of Warrant Agreement
4.5*	Form of Rights Agreement
4.6*	Form of Unit Agreement, including Form of Unit Certificate
4.7	Form of Indenture (incorporated by reference to Exhibit 4.27 to Form S-3, File No. 333-236211 filed on May 21, 2020).
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Cherry Bekaert LLP
23.3	Consent of Ernst & Young LLP
23.4	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page in Part II of this registration statement).
25.1**	Statement of Eligibility and Qualification on Form T-1 of the trustee under the Indenture pursuant to the Trust Indenture Act of 1939

*	To be filed, when appropriate, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed by amendment or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.
†	Schedules to these exhibits have been omitted pursuant to Item 601(b)(2) of Registration S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17.	Undertakings.

(a)                The undersigned registrant hereby undertakes:

(1)               To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)               to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)              to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)               That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)               That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)               That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)               Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)              The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on June 25, 2021.

FRANCHISE GROUP, INC.

/s/ Eric Seeton
Name: Eric Seeton
Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Brian R. Kahn, Eric Seeton and Andrew Kaminsky, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Brian R. Kahn	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2021
Brian R. Kahn

/s/ Eric Seeton	Chief Financial Officer
Eric Seeton	(Principal Financial and Accounting Officer)	June 25, 2021

/s/ Matthew Avril	Chairman of the Board
Matthew Avril		June 25, 2021

/s/ Patrick Cozza	Director
Patrick A. Cozza		June 25, 2021

/s/ Cynthia S. Dubin	Director
Cynthia S. Dubin		June 25, 2021

/s/ Lisa M. Fairfax	Director
Lisa M. Fairfax		June 25, 2021

/s/ Thomas Herskovits	Director
Thomas Herskovits		June 25, 2021

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